Exhibit No. 10.24





                               GUARANTY AGREEMENT





         THIS GUARANTY AGREEMENT (this "Guaranty") dated as of August 1, 1997, is made by CROWN ENERGY CORPORATION, a Utah corporation ("Guarantor"), in favor of MCNIC PIPELINE & PROCESSING COMPANY, a Michigan corporation, and its respective successors and assigns (the "Beneficiary").





                                    RECITALS
                                    --------





         A. Crown Asphalt Corporation, a Utah corporation ("Crown Asphalt"), a wholly owned subsidiary of Guarantor, and the Beneficiary are Members of Crown Asphalt Ridge, L.L.C., a Utah limited liability company ("Crown LLC"), which was formed pursuant to that certain Operating Agreement for Crown Asphalt Ridge
L.L.C. dated as of the date hereof (the "Operating Agreement") between the Beneficiary and Crown Asphalt.



         B. Crown LLC and Crown  Asphalt are parties to that  certain  Operating
and  Management   Agreement  dated  as  of  the  date  hereof  (the  "Management
Agreement").



         C. As a condition the execution of the Operating Agreement and to the making of capital contributions to Crown LLC by the Beneficiary, the Beneficiary has required Guarantor to enter into this Guaranty.



         C. The Board of Directors of the Guarantor has determined that the Guarantor's execution, delivery and performance of this Guaranty may reasonably be expected to be of substantial benefit to the Guarantor, directly and indirectly, and to be in the best interests of the Guarantor.



                                    AGREEMENT
                                    ---------





         NOW, THEREFORE, in order to comply with the terms and conditions of the



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Operating  Agreement,  (ii) to induce  the  Beneficiary  to enter  into and make capital contributions to Crown LLC under the Operating Agreement and (iii) for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Guarantor hereby covenants and agrees with, and represents and warrants to, the Beneficiary as follows:




         1 Defined Terms. The following terms shall have the following meanings and capitalized terms used herein but not defined herein shall have the meanings ascribed thereto in the Operating Agreement:



         "Affiliate" shall mean (a) any Person directly or indirectly owning, controlling or holding with power to vote 50% or more of the outstanding voting securities, membership interests or partnership interests of the Member, (b) any Person 50% or more of whose outstanding voting securities, membership interests or partnership interests are directly or indirectly owned, controlled or held with power to vote by the Member or a Person or group described in "(a)", and
(c) any officer, director, member, manager or partner of the Member or any Person described in subsections (a) or (b) of this paragraph.



         "Beneficiary" shall have the meaning set forth in the preamble to this Guaranty.



         "Capital Contribution" shall have the meaning set forth in the Operating Agreement.



         "Crown Asphalt" shall have the meaning set forth in Recital A.



         "Crown LLC" shall have the meaning set forth in Recital A.



         "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.



         "Existing Data" shall have the meaning set forth in the Operating Agreement.



         "Financial  Statements" shall mean the financial statements attached as
Schedule 4.6(m) to the Operating Agreement.


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         "Guaranteed Obligations" shall have the meaning set forth in Section 2.



         "Guarantor" shall have the meaning set forth in the preamble to this Guaranty.



         "Management Agreement" shall have the meaning set forth in Recital B.



         "Material Adverse Effect" shall mean, with respect to any Person, a material adverse effect on (i) the condition (financial or otherwise), business, assets and results of operations of that Person and its Affiliates, taken as a whole, or (ii) the ability of that Person to perform its obligations under this Agreement.



         "Operating Agreement" shall have the meaning set forth in Recital A.



         "Person" shall mean an individual, natural person, corporation, joint venture, partnership, limited partnership, limited liability company, trust, estate, business trust, association, governmental authority or any other entity.



         "Proxy Statement" shall have the meaning set forth in Section 6(e).



         "SEC" shall mean the Securities and Exchange Commission.



         "Securities Act" shall mean the Securities Act of 1933, as amended.



         "Stockholders  Meeting"  shall  have the  meaning  set forth in Section
6(e).



         2. The Guaranty. Guarantor hereby irrevocably and unconditionally guarantees to the Beneficiary Crown Asphalt's full and timely performance, payment and discharge of all of the obligations, of whatever type, that Crown Asphalt is required to perform, pay or discharge on or before August 1, 1999 under the Operating Agreement and under the Management Agreement (the "Guaranteed Obligations") and hereby agrees that if Crown Asphalt shall fail to pay any amount when and as the same shall be due and payable by Crown Asphalt or timely to perform and discharge in full any Guaranteed Obligation, Guarantor will forthwith pay to the Beneficiary an amount equal to any such amount or perform and discharge, or cause to be performed or discharged, any such Guaranteed Obligation, as the case may be, as such payment or performance is required pursuant to the terms of the Operating Agreement or the Management Agreement to be made or done by Crown Asphalt, and all reasonable expenses, including reasonable attorneys' fees, that may be incurred by the Beneficiary in enforcing such Guaranteed Obligations and enforcing the covenants and agreements of Guarantor herein, provided, however, that Guarantor shall not be required to perform any Guaranteed Obligation until the third Business Day after Guarantor has been notified under this Guaranty that payment of such Guaranteed Obligation is then required by the terms of the Operating Agreement or Management Agreement, as applicable. The guaranty in the preceding sentence is an absolute, present and continuing guaranty of payment and of performance of the Guaranteed Obligations and is in no way conditional or contingent upon any attempt to collect from Crown Asphalt or upon any other action, occurrence or circumstance whatsoever other than notice as set forth in the preceding sentence. It shall not be necessary for the Beneficiary, in order to enforce such payment by Guarantor, first to institute suit or exhaust its remedies against Crown Asphalt or any other Person liable with respect to the Guaranteed Obligations.



         3. Obligations Absolute. The obligation of Guarantor hereunder shall be primary, absolute, irrevocable and unconditional, irrespective of the validity, regularity or enforceability of the Operating Agreement or the Management Agreement (except any invalidity or unenforceability caused by an action or omission of the Beneficiary), and shall not be subject to any counterclaim, setoff, deduction or defense based upon any claim Guarantor may have against Crown Asphalt or the Beneficiary or otherwise. To the fullest extent permitted by law, the obligations of Guarantor hereunder shall remain in full force and effect without regard to, and shall not be released, discharged or in any way affected by, any circumstance or condition whatsoever (whether or not Guarantor shall have any knowledge or notice thereof), including, without limitation:



                      (A) any amendment, modification of or supplement to the Operating Agreement, the Management Agreement, or any other instrument referred to therein or any assignment or transfer of any rights or obligations thereunder;



                      (B) any release or waiver, by operation of law or otherwise, of the performance or observance by Crown Asphalt or any other Person of any express or implied agreement, covenant, term, obligation or condition under the Operating Agreement or the Management Agreement, except that

Guarantor shall be released with respect to the portion of the Guaranteed Obligations attributable to Crown Asphalt pro tanto to the extent the Beneficiary releases in writing Crown Asphalt from liability with respect to the Guaranteed Obligations;



                      (C) any extension of the time for the payment of all or any portion of any sums payable under the Operating Agreement or the Management Agreement, or the extension of time for the performance of any obligation under, arising out of, or in connection with the Operating Agreement or the Management Agreement;



                      (D) any failure, omission, delay or lack of diligence on the part of the Beneficiary, or any other Person, to enforce, assert or exercise, or any waiver of, any right, privilege, power or remedy conferred on the Beneficiary or any other Person by the Operating Agreement or the Management Agreement, or any action on the part of the Beneficiary or such other Person granting indulgence or extension of any kind;



                      (E)  the  taking  (or  subsequent   release   thereof)  of
additional security for the obligations of Crown Asphalt under the Operating Agreement or the Management Agreement;



                      (F) any bankruptcy, insolvency, readjustment, composition, liquidation, dissolution or similar proceeding with respect to Crown Asphalt or its property;



                      (G) any merger, amalgamation or consolidation of Guarantor or of Crown Asphalt into or with any other corporation, limited liability company or partnership or any sale, lease or transfer of any or all of the assets of Guarantor or of Crown Asphalt to any Person;



                      (H) any failure on the part of Crown Asphalt for any reason to comply with or perform any of the terms of any agreement with Guarantor;



                      (G) any failure to perfect or maintain the perfection of any lien on or security interest in any collateral securing, at any time, performance of Crown Asphalt's obligations under the Operating Agreement or the Management Agreement; or

                      (J) any other circumstance that might otherwise constitute a legal or equitable discharge or defense of a guarantor.



         4. Waiver. Guarantor unconditionally waives, to the fullest extent permitted by law: (a) notice of acceptance hereof, of any action taken or omitted in reliance hereon and of any defaults by Crown Asphalt in the payment or performance of any Guaranteed Obligations, and of any of the matters referred to in paragraph 3 hereof; (b) all notices that may otherwise be required by statute, rule of law or otherwise to preserve any of the rights of the Beneficiary against Guarantor, including, without limitation, presentment to or demand for payment from Crown Asphalt or Guarantor, notice to Crown Asphalt or to Guarantor of default or protest for nonpayment or dishonor, and the filing of claims with a court in the event of the bankruptcy of Crown Asphalt; (c) any right to the enforcement, assertion or exercise by the Beneficiary of any right, power or remedy conferred in this Guaranty, the Operating Agreement or the Management Agreement; (d) any requirement or diligence on the part of the Beneficiary; and (e) any other act or omission (including any delay by the Beneficiary or any other Person in the taking of any action) that might in any manner or to any extent vary the risk of Guarantor or that might otherwise operate as a discharge of Guarantor. Guarantor waives any right to require the Beneficiary to proceed against any additional or substitute endorsers or guarantors or to pursue or exhaust any security provided by Crown Asphalt, Guarantor or any other Person or to pursue any other remedy available to the Beneficiary.



         5. Reinstatement of Guaranty. This Guaranty shall continue to be effective or be reinstated, as the case may be, if and to the extent at any time any payments, in whole or in part, made by Crown Asphalt or Guarantor to the Beneficiary in respect of the Guaranteed Obligations are required to be rescinded by a court of competent jurisdiction or must otherwise be restored or returned by the Beneficiary upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of Crown Asphalt, or upon or as a result of the appointment of a custodian, receiver, trustee or other officer with similar powers with respect to Crown Asphalt or any substantial part of its property, or otherwise, all as though such payments had not been made.



         6.           Representations,  Covenants  and  Warranties of Guarantor.
Guarantor represents, covenants and warrants as follows:



                      (A)  Organization  and  Good  Standing.   Guarantor  is  a



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corporation duly organized, validly existing and in good standing under the laws of the State of Utah, and Guarantor has the requisite power to enter into and perform its obligations under this Guaranty.



                      (B) Approval and Enforceability of Guaranty. (i) The execution, delivery and performance of this Guaranty have been duly authorized by all necessary corporate action on the part of Guarantor.



                      (ii) This Guaranty has been duly and validly executed and delivered and constitutes the legal, valid and binding obligation of Guarantor, enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, moratorium, reorganization, dissolution, receivership and similar laws affecting the rights and remedies of creditors generally, and general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).



                      (iii) Neither the execution or delivery of this Guaranty, nor the fulfillment or compliance with the terms and provisions hereof (x) requires any authorization, consent, approval, exemption or other action by or notice to or filing with any court or administrative or governmental or regulatory body, or (y) will conflict with, or result in a breach of the terms, conditions or provisions of, or constitute a default under, or result in any violation of, or result in the creation of any lien or encumbrance upon any of the properties or assets of Guarantor pursuant to its organization documents, any award of any arbitrator or any agreement (including any agreement with shareholders), instrument, order, judgment, decree, statue, law, rule or regulation to which Guarantor or its assets and properties is subject.



                      (C) Financial Statements. The Financial Statements present fairly in all material respects, and in accordance with generally accepted accounting principles applied on a consistent basis, Guarantor's and Crown Asphalt's financial position at the date thereof and the results of Guarantor's and Crown Asphalt's operations and cash flows for the period covered thereby. Guarantor is not aware of any material error in, or omission from the Financial Statements. The Form 10-K filed by Guarantor for the fiscal year ended December 31, 1996 and the Form 10-Q filed by Guarantor for the fiscal quarter ended June 30, 1997 are true and correct in all respects. Since June 30, 1997, there has been no Material Adverse Effect with respect to Guarantor.



                      (D) Total  Assets  and Net  Sales.  As of the date of this



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Guaranty,  the "total assets" and "net sales" of Guarantor and Crown Asphalt, as such terms are used in 16 C.F.R. 801.40(b) (1997), are each less than $10,000,000.



                      (E) Stockholders Meeting and Proxy Statement. Guarantor shall, promptly after the date of this Guaranty, (i) take all actions necessary in accordance with Utah Law and its charter and bylaws to convene a special meeting of Guarantor's stockholders to act on the Operating Agreement and the transactions contemplated thereby (the "Stockholders Meeting"); (ii) prepare and file with the SEC a proxy statement (the "Proxy Statement") that complies with the applicable requirements of the Securities Act and the rules and regulations thereunder and the Exchange Act and the rules and regulations thereunder for stockholders of Guarantor in connection with the Operating Agreement and the transactions contemplated thereby, and supplement the Proxy Statement from time to time if necessary or appropriate under applicable law; and (iii) shall take any action required to be taken under any applicable federal or state securities laws in connection with the Operating Agreement and the transactions contemplated thereby. Guarantor shall use its best efforts to solicit from stockholders of Guarantor proxies in favor of the approval and adoption of the Operating Agreement and the transactions contemplated thereby, and to secure the vote of stockholders required by Utah Law and its charter and bylaws to approve and adopt the Operating Agreement and the transactions contemplated thereby (including, without limitation, including in the Proxy Statement the recommendation of the Guarantor's board of directors in favor of the approval and adoption of the Operating Agreement and the transactions contemplated thereby). All documents (including, without limitation, the Proxy Statement and any supplements thereto) that Guarantor is responsible for filing with the SEC in connection with the Operating Agreement and the transactions contemplated thereby will comply as to form in all material respects with the applicable requirements of the Securities Act and the rules and regulations thereunder and the Exchange Act and the rules and regulations thereunder. Guarantor shall afford MCNIC the opportunity to review and comment on any proposed filings with the SEC or other governmental agency and any disclosures to Guarantor's stockholders or other third Persons reasonably in advance thereof.



         7. Notices. Unless otherwise specifically provided herein, all notices, consents, directions, approvals, instructions, requests and other communications required or permitted by the terms hereon shall be in writing, and any such communication shall become effective when received, addressed in the following manner:



                      (A) if to Guarantor, to:

                      Crown Energy Corporation

                      215 South State, Suite 550

                      Salt Lake City, Utah 84111

                      Attention: Mr. Jay Mealey

                      Facsimile: (801) 537-5609



                      (B) if to the Beneficiary, to:



                      MCNIC Pipeline & Processing Company

                      150 West Jefferson Avenue, Suite 1700

                      Detroit, Michigan 48226

                      Attention: William E. Kraemer

                      Facsimile: (313) 256-6918



                      with a copy to:



                      MCN Energy Group

                      500 Griswold

                      10th Floor

                      Detroit, Michigan 48226

                      Attention: Daniel L. Schiffer, Esq.

                      Facsimile: (313) 965-0009



provided, however, that Guarantor or the Beneficiary may change its address for communications by notice given as aforesaid to the other parties hereto.



         8. Construction. The section and subsection headings in this Guaranty are for convenience of reference only and shall neither be deemed to be a part of this Guaranty nor modify, define, expand or limit any of the terms or provisions hereof. All references herein to numbered sections, unless otherwise indicated, are to sections of this Guaranty. Words and definitions in the singular shall be read and construed as though in the plural and vice versa, and words in the masculine, neuter or feminine gender shall be read and construed as though in either of the other genders where the context so requires.



         9. Severability. If any provision of this Guaranty, or the application thereof to any Person or circumstances, shall, for any reason or to any extent, be invalid orunenforceable, such invalidity or unenforceability shall not in any manner affect or render invalid or unenforceable the remainder of this Guaranty, and the application of that provision to other Persons or circumstances shall not be affected but, rather, shall be enforced to the extent permitted by applicable law.



         10. Successors. The terms and provisions of this Guaranty shall be binding upon and inure to the benefit of Guarantor and the Beneficiary and, subject to the restrictions on transfer in the Operating Agreement and the Management Agreement, their respective successors, transferees and assigns provided, however, (i) no assignment or other transfer by, through or under the Beneficiary shall operate to increase Guarantor's obligations hereunder and (ii) Guarantor shall be fully protected in making and shall receive full credit for any payments or other performance made by it to the Beneficiary or its successors, transferees and assigns with respect to the Guaranteed Obligations prior to the time Guarantor receives written notice of such succession, transfer or assignment, subject to Section 5 hereof



         11. Entire Agreement; Amendment. This Guaranty expresses the entire understanding of the subject matter hereof, and all other understandings, written or oral, are hereby merged herein and superseded. No amendment of or supplement to this Guaranty, or waiver or modification of, or consent under, the terms hereof shall be effective unless in writing and signed by the party to be bound thereby.



         12. Certain Limitations. Except as expressly contemplated by this Guaranty and the Operating Agreement, each of Guarantor and the Beneficiary hereby waives all rights to recover consequential or indirect damages from the other in connection with this Guaranty. If and to the extent any payment required to be made pursuant to this Guaranty is deemed to constitute liquidated damages, the parties acknowledge and agree that damages are difficult or impossible to determine and that such payment constitutes a reasonable approximation of the amount of such damages and not a penalty.



         13. Term of Guaranty. This Guaranty and all guarantees, covenants and agreements of Guarantor contained herein shall continue in full force and effect until August 1, 1999. Notwithstanding the foregoing, this Guaranty and all guarantees, covenants and agreements of Guarantor contained herein shall continue in full force and effect with respect to all Guaranteed Obligations arising or accruing prior to August 1, 1999 until such time as all of such Guaranteed Obligations shall be paid or otherwise performed and discharged in full, regardless of whether such payment, performance or discharge occurs before or after August 1, 1999.



         14. Further Assurances. Guarantor hereby agrees to execute and deliver all such instruments and take all such action as the Beneficiary may from time to time reasonably request in order to effectuate fully the purposes of this Guaranty.



         15. Survival of Representations and Warranties. All representations and warranties contained herein or made in writing or on behalf of Guarantor in connection herewith shall survive the execution and delivery of this Guaranty.



         16.  GOVERNING LAW. THIS GUARANTY  SHALL BE GOVERNED BY,  CONSTRUED AND
ENFORCED IN ALL RESPECTS IN ACCORDANCE WITH THE LAWS OF THE STATE OF UTAH APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED ENTIRELY THEREIN, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS.



         IN WITNESS WHEREOF, Guarantor has caused this Guaranty to be duly executed and delivered as of the date and year first above written.






                                        CROWN ENERGY CORPORATION,
                                        a Utah corporation






                                        By:


                                        Name:


                                        Title: